EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87008, 333-21895 and 333-100511) of Schnitzer Steel Industries, Inc. of our report dated March 31, 2006 relating to the financial statements of Prolerized New England Company and Subsidiaries, which appears in the Current Report on Form 8-K/A of Schnitzer Steel Industries, Inc., dated July 7, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY

July 7, 2006